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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of ARIAD Pharmaceuticals, Inc. on Form S-8 of our report dated January 29, 1997 (March 18, 1997 as to Note 12), appearing in the Annual Report on Form 10-K of ARIAD Pharmaceuticals, Inc. for the year ended December 31, 1996.



DELOITTE & TOUCHE LLP
Boston, Massachusetts
September 26, 1997